Exhibit 10.12

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made as of the 21st day of June, 2006, by and by and between Eagle Bancorp, Inc., a Maryland corporation (“EBI”), EagleBank, a Maryland corporation (“EagleBank”), and Michael T. Flynn (“Flynn”). EBI and EagleBank are hereinafter sometimes collectively referred to as “Eagle.”

RECITAL

The parties desire to amend as set forth herein the Employment Agreement dated January 25, 2004 entered into by the parties (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the premises the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify, amend and/or supplement the Employment Agreement as hereinafter set forth:

1.             Section 2.1 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

“2.1         Position.  Eagle hereby employs Flynn to serve as the President of the D.C. Region of EagleBank and  as the Executive Vice President and Chief Operating Officer of EBI.  It is expected that as long as “inside” representation is permitted on the Bank Board and the EBI Board, Flynn shall also be a member of the Bank Board and the EBI Board, subject to election by the shareholders of EagleBank and EBI, as the case may be, in accordance with the Bank Bylaws of the EBI Bylaws, as applicable.”

2.             Paragraph 3.1(b) is deleted in its entirety and the following is substituted therefor:

“(b)         participate in the preparation and presentation to the Boards of budgets and adherence to those budgets approved by the Bank Board and the EBI Board;”

3.             Paragraph 3.1(d) is deleted in its entirety and the following is substituted therefor:

“[Paragraph 3.1 (d) is intentionally omitted.]”

4.             Paragraph 3.1(e) is deleted in its entirety and the following is substituted therefor:

“(e)         participate in the formulation and implementation of EagleBank employee personnel policies and benefits, subject to approval by the Bank Board;”

5.             Paragraph 3.1(i) deleted in its entirety and the following is substituted therefor:

“[Paragraph 3.1 (i) is intentionally omitted.]”

6.             Paragraph 3.1(j) deleted in its entirety and the following is substituted therefor:

“(j)          such other duties of the President of the D.C. Region of EagleBank as may be enumerated in the Bank bylaws and such other duties of Chief Operating Officer of EBI as may be enumerated in the EBI Bylaws; and”

7.             All provisions of the Employment Agreement not modified, amended and/or supplemented hereby, are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written.

EagleBank	Michael T. Flynn

By:
Title:	Michael T. Flynn

Eagle Bancorp, Inc.

By:
Title:

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